Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post–Effective Amendment No. 122 to the Registration Statement on Form N–1A of Fidelity Advisor Series VIII: Fidelity Advisor Overseas Fund of our reports dated December 15, 2015;  Fidelity Advisor Value Leaders Fund, Fidelity Advisor Diversified International Fund and Fidelity Advisor Emerging Asia Fund of our report dated December 16, 2015; Fidelity Advisor Global Capital Appreciation Fund of our report dated December 18, 2015; Fidelity Advisor Global Equity Income Fund of our report dated December 21, 2015 relating to the financial statements and financial highlights which appears in the October 31, 2015 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts December 21, 2015